                                  EXHIBIT 10.52

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                      AMERICAN INVESTORS SALES GROUP, INC.,

                         COMMUNITY BANK MARKETING, INC.

                                       AND

                       COMMUNITY FINANCIAL SERVICES, INC.







                                FEBRUARY 23, 2000

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE  1: PURCHASE AND SALE.....................................................................................1

         1.1.   Purchase and Sale of Purchased Shares.............................................................1
         1.2.   Purchase Price....................................................................................2

ARTICLE  2: CLOSING...............................................................................................2

         2.1.   Closing Date......................................................................................2
         2.2.   Deliveries........................................................................................3

ARTICLE  3: REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................4

         3.1.   Organization and Good Standing....................................................................4
         3.2.   Authority and Binding Effect......................................................................4
         3.3.   Capitalization and Share Ownership................................................................4
         3.4.   Corporate Documents and Minute Books..............................................................5
         3.5.   Validity of Contemplated Transactions; Consents...................................................5
         3.6.   Ownership of Assets; Condition and Sufficiency....................................................6
         3.7.   Absence of Certain Changes Subsequent to September 30, 1999.......................................6
         3.8.   Returns and Reports; Taxes........................................................................7
         3.9    Employee Matters; Officers and Directors..........................................................8
         3.10   Compliance with Law...............................................................................8
         3.11.  Claims............................................................................................9
         3.12.  Financial Statements..............................................................................9
         3.13.  Undisclosed Liabilities...........................................................................9
         3.14.  Pension Plans; Employee Benefit Plans............................................................10
         3.15.  Real Property and Leaseholds.....................................................................11
         3.16   Contracts........................................................................................11
         3.17   Transactions With Affiliates.....................................................................11
         3.18.  Certain Information..............................................................................12
         3.19.  No Other Obligations.............................................................................12
         3.20   No Brokers.......................................................................................12
         3.21   No Guarantees....................................................................................12
         3.22   Company's Files..................................................................................12
         3.23   No Misrepresentation.............................................................................12

ARTICLE  4: REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................13

         4.1    Organization and Standing........................................................................13
         4.2    Authority and Binding Effect.....................................................................13

ARTICLE  5: CERTAIN COVENANTS....................................................................................13

         5.1    Election of Board of Directors...................................................................13
         5.2    Rights and Restrictions Concerning Seller Shares.................................................13

ARTICLE  6: CONDITIONS TO CLOSING................................................................................15

         6.1    Conditions to Obligation of Buyer................................................................15
         6.2    Conditions to Obligations of Seller..............................................................15



ARTICLE  7: INDEMNIFICATION; REMEDIES............................................................................16

         7.1.   Investigations; Survival of Warranties and Indemnification Obligations...........................16
         7.2.   Indemnification by Seller........................................................................16
         7.3.   Indemnification by Buyer.........................................................................17
         7.4.   Notice of Claim; Payment.........................................................................17
         7.5.   Construction.....................................................................................17
         7.6    Limitations on Indemnity.........................................................................18

ARTICLE  8: MISCELLANEOUS........................................................................................18

         8.1.   Payment of Expenses..............................................................................18
         8.2.   Announcements....................................................................................18
         8.3.   Assignment and Binding Effect....................................................................18
         8.4.   Waivers..........................................................................................18
         8.5.   Notices..........................................................................................18
         8.6.   Kansas Law to Govern.............................................................................19
         8.7.   No Benefit to Others.............................................................................20
         8.8.   Entire Agreement; Amendments.....................................................................20
         8.9.   Schedule and Exhibits............................................................................20
         8.10.  Cooperation......................................................................................20
         8.11.  Severability.....................................................................................20

         8.12.  Counterparts.....................................................................................20
         8.13.  Representation By Counsel; Interpretation........................................................20
         8.14.  No Contribution; Indemnity.......................................................................20


                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 23, 2000, is made by and among AMERICAN INVESTORS SALES GROUP, INC., a Kansas corporation ("Buyer") and a wholly-owned subsidiary of AMVESTORS FINANCIAL CORPORATION, a Kansas corporation ("AmVestors"), COMMUNITY BANK MARKETING, INC., a Georgia corporation (the "Company"), and COMMUNITY FINANCIAL SERVICES, INC., a Georgia corporation and sole shareholder of the Company ("Seller").


                                    RECITALS

                  WHEREAS, Seller owns 100,000 shares of the common stock, $.01 par value, of the Company (the "Common Stock"), which is all of the shares of Common Stock issued and outstanding as of the time immediately prior to the date of this Agreement (the "Seller Shares");

                  WHEREAS, the parties each desire to enter into, and this Agreement contemplates, a transaction in which Buyer will purchase from the Company and Seller, respectively, and the Company will issue and sell 100,000 shares of Common Stock (the "Company Portion") and Seller will sell and transfer to Buyer 60,000 shares of the Seller Shares (the "Seller Portion" and, together with the Company Portion, the "Purchased Shares"), for the consideration and on the terms and conditions set forth herein (such transactions are collectively referred to herein as the "Purchase"); and

                  WHEREAS, the parties each desire to enter into, and this Agreement contemplates , certain covenants related to the governance of the Company and future transfers of the outstanding Common Stock after closing of the Purchase.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the foregoing premises and respective covenants, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1:
                                PURCHASE AND SALE

                  1.1. Purchase and Sale of Purchased Shares. Upon the terms and subject to the conditions of this Agreement and for the consideration specified in Section 1.2 hereof, at the Closing, the Purchase will be consummated in which:

                          (a) the Company will issue, sell, transfer, convey and deliver to Buyer, free and clear of any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest, except for Permitted Liens ("Liens"), all of the Company Portion of the Purchased Shares;

                          (b) Seller will sell, transfer, assign, convey and deliver to Buyer, free and clear of any Liens, all of the Seller Portion of the Purchased Shares.

                 1.2. Purchase Price. Subject to the terms and conditions of this Agreement, and in consideration of the sale of the Purchased Shares by the Company and Seller and the Company's and Seller's performance of this Agreement, Buyer shall pay (i) to the Company $1,700,000 (the "Company Purchase Price") and
(ii) to Seller $500,000 (the "Seller Purchase Price" and, together with the Company Purchase Price, the "Purchase Price"), payable as follows:

                          (a)    1,700,000 payable to the Company, as follows:

                                 (i)   $900,000 at Closing in immediately
                                 available funds;

                                 (ii)  $400,000 on January 1, 2001(the "First
                 Deferred Payment");

                                 (iii) $400,000 on January 1, 2002 (the "Second
                 Deferred Payment").

                          (b) $500,000 payable to Seller at Closing in immediately available funds.

The First Deferred Payment and the Second Deferred Payment shall be evidenced by a promissory note of Buyer in the form of Exhibit 1.2-1 hereto (the "Buyer Note"). AmVestors shall guaranty all the obligations of Buyer under the Buyer Note pursuant to the guaranty in the form of Exhibit 1.2-2 hereto (the "Parent Guaranty").



                                   ARTICLE 2:
                                     CLOSING

                 2.1. Time and Place of Closing. The consummation (the "Closing") of the Purchase shall take place on or before February 24, 2000, at the offices of Bryan Cave LLP, 1200 Main Street, Suite 3500, Kansas City, Missouri 64105, and commence upon the execution and delivery by the parties of this Agreement on the date hereof. The date of the Closing is hereinafter sometimes referred to as the "Closing Date." Each party shall cooperate, as to matters under such party's control, in the satisfaction of the conditions to the obligations of the parties at Closing; provided that the foregoing shall not require any party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

                 2.2. Deliveries at Closing.

                      (a) At the Closing, the Company and Seller shall deliver or cause to be delivered to Buyer (the "Seller Closing Deliveries"):

                            (i)    fully executed, sealed and proper
                 certificates evidencing the Purchased Shares in negotiable form;

                            (ii)   the release substantially in the form
                 attached hereto as Exhibit 2.2(a)(ii), duly executed by Seller and dated as of the Closing Date;

                            (iii) the opinion of counsel to the Company and Seller substantially in the form attached hereto as Exhibit 2.2(a)(iii), duly executed by such counsel and dated as of the Closing Date;

                            (iv) the certificate of the chief executive officer, chief financial officer and secretary, respectively, of Seller and the Company certifying the satisfaction of the closing conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(c) hereof, and the signatures and incumbency of such persons, and dated as of the Closing Date;

                            (v)    the employment, noncompetition and
                 confidentiality agreement of Charles Daniel substantially in the form attached hereto as Exhibit 2.2(a)(v) (the "Employment Agreement"), duly executed by Charles Daniel and the Company and dated as of the Closing Date;

                            (vi) resignations of all current directors of the Company, effective upon the Closing; and

                            (vii)  such other documents, instruments and
                 certificates, duly executed by appropriate persons and dated appropriately, as reasonably requested in writing by Buyer in connection with the Purchase.

                      (b) at the Closing, Buyer shall deliver or cause to be delivered to Seller and/or the Company, as the case may be, the following (the "Buyer Closing Deliveries"):

                            (i) $1,400,000.00 in immediately available funds, payable $500,000 to Seller and $900,000 to the Company, by wire transfer to such account or accounts as have been designated by Seller and the Company, respectively, in writing to Buyer no less than one (1) business day before Closing;

                            (ii) the Buyer Note, executed by a duly authorized officer of Buyer;

                            (iii) the Parent Guaranty, executed by a duly authorized officer of AmVestors; and

                            (iv) the certificates of the duly authorized officer of Buyer who signed this Agreement on behalf of Buyer and the secretary of Buyer, respectively and certifying the satisfaction of the closing conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c), and the signatures and incumbency of such persons, dated the Closing Date.





                                   ARTICLE 3:
                    REPRESENTATIONS AND WARRANTIES OF SELLER


                  Seller hereby represents and warrants to Buyer as follows:

                  3.1. Organization and Good Standing. Each of Seller and the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Georgia, having full power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets. The Company has no subsidiaries. The Company has no stock or other equity or ownership interest (whether controlling or not) in any business or other entity. The Company is duly qualified to do business and is in good standing in all states and jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not have an adverse effect on the business of the Company. The Company has all state and local licenses required for the operation of its business as it is now being conducted. The Company is not a partner, venturer, guarantor or obligor in any joint venture, partnership or other arrangement or contract.

                  3.2. Authority and Binding Effect. Each of Seller and the Company has the full power, authority and capacity to execute, deliver and perform (or cause to be delivered and performed) its respective obligations under this Agreement and the other agreements, certificates, instruments, and other documents necessary to consummate any of the transactions contemplated by this Agreement ("Transaction Documents") to be executed by them. This Agreement constitutes, and each of the Transaction Documents to be executed by Seller and the Company when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligation of each of them, as the case may be, enforceable against each of them, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and remedies of specific enforcement and injunctive relief and other forms of equitable relief and remedies.

                  3.3. Capitalization and Share Ownership. The Company's authorized capital stock consists of 500,000 shares of Common Stock (collectively, the "Company Stock"). Without giving effect to the issuance of the Purchased Shares, there are 100,000 shares of Common Stock issued and outstanding, all of which shares are held by Seller of record and beneficially, free and clear of any Liens. The Seller Portion has been, and when issued at the Closing pursuant to this Agreement the Company Portion shall be, duly authorized, validly issued, fully paid and nonassessable. The Seller Portion has not, and the Company Portion when issued at the Closing pursuant to this Agreement will not have been, issued in violation of (i) the terms of any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking or authorization ("Contract") binding upon the Company or Seller or (ii) the Articles of Incorporation and Bylaws of the Company and any applicable statute, law, ordinance, regulation, decision, order or rule of any Governmental Authority ("Law"), including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations thereunder and all federal and state securities or "blue sky" laws and regulations. Other than the Seller Portion, and immediately prior to the issuance of the Company Portion at the Closing pursuant to this Agreement, there have been no issuances by the Company of Company Stock. There are, and have been, no preemptive rights with respect to the issuance of the Company Stock. There are no Contracts, subscriptions, convertible debt obligations, options, warrants, calls, rights of first refusal, commitments or rights of any character to purchase or otherwise acquire any Company Stock, equity, capital shares or other securities of the Company, whether or not presently issued, outstanding or exercisable, from Seller or the Company.

                  3.4. Corporate Documents and Minute Books. The Company has given Buyer reasonable access to, true, correct and complete copies of:

                          (a) The minute books of the Company which are current and contain correct and complete copies of the Articles of Incorporation and Bylaws of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders and board of directors and all committees thereof; and

                          (b) The stock record book of the Company which is current, correct and complete and reflects the issuance of all shares of Company Stock, including the issuance of the Seller Shares to Seller, and subsequent transfers, redemptions and/or cancellations thereof.

                  3.5.    Validity of Contemplated Transactions; Consents.

                          (a) Neither the execution and delivery of this Agreement by Seller or the Company, nor the execution and delivery of the Transaction Documents by Seller or the Company, nor the consummation by them of the transactions contemplated hereby or thereby will directly or indirectly (except as set forth on Schedule
           3.5 hereof):

                                 (i)    Contravene, conflict with or result
                  (with or without notice or lapse of time) in violation of (i) any of the provisions of the Articles of Incorporation or Bylaws of the Company; or (ii) any resolution adopted by the Board of Directors or the shareholders of the Company that is in effect on the date hereof;

                                 (ii)   Contravene, conflict with or result
                  (with or without notice or lapse of time) in a violation of any Law or any judgment, decree, injunction, order or ruling of any federal, state, local, foreign, national, or provincial, governmental agency, body, authority, district, board, commission, court, tribunal, political subdivision or other governmental instrumentality or any self-regulatory organization ("Governmental Authority") that is binding on Seller or the Company or their property under applicable Law ("Court Order") to which the Company or Seller is subject;

                                 (iii)    Contravene, conflict with or result
                  (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any natural person or business or other entity ("Person") the right (with or without notice or lapse of time) to declare a breach of or default under any Contract ("Default") or exercise any right or remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract that involves or pertains to (i) the payment, receipt or obligation for payment of money, property or benefits equal to, totaling or exceeding $25,000 singularly (or in the aggregate for similar or related Contracts), (ii) the liquidated obligation or payment of damages equal to or exceeding $25,000 upon default or termination, (iii) an obligation enforceable through equitable remedies, including injunction, (iv) a covenant of non-competition, non-solicitation or confidentiality or (v) any prohibition or restriction of business activities ("Material Contract") to which the Company or Seller is a party or under which the Company has any rights, or by which the Company, or any of the assets owned or used by the Company may be bound; or

                                 (iv) Result (with or without notice or lapse of time) in the imposition or creation of any Lien upon or with respect to any of the assets of the Company.

                           (b) The Company is not or will not be required to give any notice to or obtain any consent from, and Seller is not and will not be required to give any notice to or obtain any consent from, any Person under any Contract or Governmental Authority in connection with the execution and delivery of this Agreement or any of the Transaction Documents or the consummation or performance by Seller or the Company of the provisions thereof, including the Purchase.

                  3.6. Ownership of Assets; Condition and Sufficiency. The Company has good and valid title to all of the assets reflected on the Latest Balance Sheet. The Company owns all of its assets free and clear of all Liens, except for Liens securing purchase money obligations or described in Schedule
3.6 hereof ("Permitted Liens"). Taken as a whole, the tangible assets and properties which are part of the Company's assets reflected on the Latest Balance Sheet are in good operating condition and repair (ordinary wear and tear excepted), are adequate to operate the Company's business as currently conducted and are useable in the ordinary course of business of the Company consistent with its past and reasonably prudent customs and practice ("Ordinary Course of Business").

                  3.7. Absence of Certain Changes Subsequent to September 30, 1999. Except as set forth on Schedule 3.7 hereto, since the date of the Latest Balance Sheet there has not been any adverse change in the business, prospects, conditions (financial or otherwise), earnings, assets or operations of the Company or its business involving (if a financial change) more than $25,000.

                  3.8.    Returns and Reports; Taxes.

                          (a) The Company has filed or caused to be filed on a timely basis all returns (including any information return), reports, statements, declarations, schedules, notices, notifications, forms or other document or information filed with or submitted to, or required to be filed by the Company prior to the Closing with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any tax ("Tax Returns") that are or were required to be filed by or with respect to it pursuant to the Law of each Governmental Authority with taxing power over it or its assets. The Company has paid all taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by the Company or Seller, except such taxes, if any, as are set forth in
         Schedule 3.8, and are being contested in good faith and (with respect to the Company) as to which adequate reserves (determined in accordance with generally accepted accounting principles consistently applied ("GAAP")) have been provided in the books of account of the Company and on the Latest Balance Sheet.

                          (b) The federal and state Tax Returns previously filed by the Company have not been audited by the Internal Revenue Service or relevant state tax authorities. Neither Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the Company now due or for which the Company may be liable.

                          (c) The charges, accruals, receivables and reserves with respect to taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's direct or indirect liability, indebtedness, obligation, expense, claim, deficiency or guaranty of or by any person of any type, whether accrued, absolute, contingent, matured or unmatured ("Liability") for taxes. To the actual knowledge of each and any of the directors and officers of Seller and the Company ("Seller's Knowledge"), there exists no proposed tax assessment against the Company. All taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

                          (d) All Tax Returns filed by the Company are true, correct and complete. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company. There is no basis for any additional assessment of any taxes. The Company has made all deposits required by law to be made with respect to the Company's employees' withholding and other employment taxes, including, without limitation, the portion of such deposits relating to taxes imposed upon the Company.

                  3.9.    Employee Matters; Officers and Directors.

                          (a) The Company is not a party to any employment or consulting agreement with any Person or to any restrictive covenant agreement with any employee or with any former owner of the Company's business, which is currently in effect;

                          (b) To Seller's knowledge, no employee or former employee of the Company is in Default under any term of any employment contract, agreement or arrangement relating to any intellectual property owned by the Company or noncompetition, nonsolicitation or nondisclosure arrangement, or any other Contract or any restrictive covenant relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or relating to the use of any intellectual property of others;

                          (c) To Seller's Knowledge, the Company is in full compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Older Workers Benefit Protection Act each as amended to date. No severance obligations of any nature (whether accrued vacation pay, other accrued employment benefit or otherwise) is presently due to any employee of the Company or will be due to any employee of the Company upon consummation of the Purchase;

                          (d) There are no claims against the Company now pending before any Governmental Authority. No present or former employee of the Company has given written or oral notice to the Company of, and, to Seller's Knowledge, there is no claim or any basis for any claim against the Company (whether under Law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or
         (iv) any violation of any Law relating to minimum wages or maximum hours of work;

                          (e) The sole member of the Board of Directors of the Company is Bruce P. Leonard. The only officer of the Company is Charles R. Daniel who holds the offices of President and Secretary.

                  3.10.   Compliance with Law.

                          (a) The Company is not in violation of any Court Order or, to Seller's Knowledge, any Law. The assets of the Company have not been used or operated by the

         Company or any other Person in violation of any Court Order or, to Seller's Knowledge, any Law. To Seller's Knowledge, the Company has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of the Company or the operation of its assets where such failure or failures could have individually, or in the aggregate, an adverse effect on the Company or its business. Except as described on Schedule 3.10 hereof, there are no proceedings of record pending or, to Seller's Knowledge, threatened in writing against the Company or Seller. Neither the Company nor Seller has received any written notice or any oral notice regarding any existing or unresolved violation by the Company of any Law, including, without limitation, any requirement of any Governmental Authority.

                          (b) The Company has delivered to Buyer, or properly identified and provided Buyer with reasonable access to, copies of all reports and other filings required to be filed by the Company with all Governmental Authorities since January 1, 1998. All such reports and filings were at the time of filing true and accurate, and were prepared in compliance with all applicable Laws.

                  3.11. Claims. There is no lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry or examination or audit involving the Company, its business or any Contracts to which the Company is a party or by which it or any of the assets of the Company or its business may be bound ("Proceeding") now pending or, to Seller's Knowledge, threatened in writing before any court, grand jury, administrative or regulatory body, Governmental Authority, arbitration or mediation panel or similar body to which the Company or Seller is a party, nor is there any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, agency, instrumentality or arbitrator outstanding against the Company, in an amount (awarded or sought, as the case may be) greater than $25,000.

                  3.12. Financial Statements. The Company has provided to Buyer copies of its (i) unaudited balance sheet and statement of income, changes in shareholders' equity, and cash flow for the Company (collectively, "Financial Statements") as of and for the fiscal year ending December 31, 1998, and (ii) unaudited Financial Statements as of and for the interim period ending September 30, 1999. All Liabilities of the Company at December 31, 1998, required to be reflected or reserved for by GAAP are fairly reflected or reserved for in the Company's balance sheet at December 31, 1998 (the "Latest Balance Sheet"). December 31, 1998 is referred to as the "Latest Balance Sheet Date" in other parts of this Agreement. The Financial Statements are true, complete, and accurate in all material respects and were prepared in accordance with GAAP (except as otherwise disclosed therein) and fairly present the financial position and results of operations of the Company at the dates and for the periods covered, except adjustments that are necessary for a fair presentation of the information shown, none of which are material.

                  3.13. Undisclosed Liabilities. The Company has no Liability except:
                          (a) Those Liabilities set forth or adequately reserved for on the Latest Balance Sheet and not heretofore paid or discharged;

                          (b) Those Liabilities arising in the Ordinary Course of Business consistent with past practice under any Contract; and

                          (c) Those Liabilities incurred in the Ordinary Course of Business consistent with past practice since the Latest Balance Sheet Date and not heretofore paid or discharged.

                  3.14.   Pension Plans; Employee Benefit Plans.

                          (a) Pension Benefit Plans. There is no "employee pension benefit plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA")) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("Pension Benefit Plan").

                          (b) Compliance with Applicable Law. Each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("Welfare Benefit Plan"), any related trust agreements, annuity contracts, and other funding instruments, if any, comply in all material respects with the provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and all other Laws applicable to such Welfare Benefit Plans. The Company has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans. There are no Proceedings (other than routine claims for benefits) pending or threatened in writing against or with respect to any Welfare Benefit Plans or the assets of such plans. No facts exist that could give rise to any Proceedings (other than routine claims for benefits) against such plans or the assets of such plans which if decided adversely could have an adverse effect on the Company or its business. No event has occurred that will or would reasonably be expected to subject any Welfare Benefit Plan to any tax under Section 511 of the Code.

                          (c) Administration of Plans. Each Welfare Benefit Plan has been administered to date in compliance in all material respects with the requirements of ERISA and the Code. No plan fiduciary of any Welfare Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code.

                          (d)    Other Employee Benefit Plans and Agreements.
         Schedule 3.14 lists each fringe benefit, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement or employment agreement and any other employee benefit plan, agreement, arrangement, or commitment that is maintained by the Company or to which the Company contributes or is required to contribute.

                          (e) Continuation Coverage Requirements for Health Plans. All group health plans of the Company (including any plans of affiliates of the Company that must be taken into account under Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA.

                          (f) Valid Obligations. All Welfare Benefit Plans, related trust agreements, annuity contracts or other funding instruments, and all related plans, agreements, arrangements and commitments referred to in the Disclosure Schedule are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of the Company thereunder will be impaired by the consummation of the Purchase and the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Buyer at and after the Closing without the consent or agreement of any other party.

                          (g) Severance or Vesting. Other than by reason of actions taken by Buyer following the Closing, the consummation of the Purchase and the transactions contemplated by this Agreement will not
         (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (D) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  3.15. Real Property and Leaseholds. The Company does not own in fee simple or otherwise any land, including buildings and improvement thereon.

                  3.16. Contracts. The Company's Material Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and remedies of specific enforcement and injunctive relief and other forms of equitable relief and remedies.

                  3.17. Transactions With Affiliates. Except with respect to the ownership of the Seller Shares by Seller:

                          (a) No director or officer of the Company has any direct or indirect financial interest in any competitor with, or supplier or customer of, the Company; provided, however, that for this purpose ownership of corporate securities having no more than 5% of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the NASDAQ National Market, shall not be deemed to be such a financial interest, provided that such director or officer has no other connection or relationship with such competitor, supplier or customer;

                          (b) Neither Seller nor any director or officer of the Company, or any of its, his or her affiliates, owns or has an ownership interest in any corporation or other entity that is a party to, or in any property which is the subject of, Contracts, business arrangements or relationships of any kind with the Company;

                          (c) The Company is not indebted to Seller or any director, officer, employee or agent of the Company except for amounts due as normal salaries, wages, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Company;

                          (d) Neither Seller nor any director, officer, employee or agent of the Company is indebted to the Company except for advances for ordinary business expenses on a basis consistent with the past practices of the Company.

                  3.18.   Certain Information. Schedule 3.18 lists:


                  (a) all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Company and the names of the persons having access thereto; and


                  (b) the location and name of the safekeeper of all safe, security and computer passwords, codes, log-ins, combinations and similar information necessary to avail, access or use Company property.

                  3.19. No Other Obligations. Except as provided in this Agreement or as described in Schedule 3.19 hereof, neither the Company nor Seller has any legal or contractual obligation, absolute or contingent, to sell all or any part of the assets of the Company (other than in the Ordinary Course of Business), or any equity interest in the Company or to effect any merger, consolidation or reorganization of the Company or to enter into any agreement with respect thereto.

                  3.20. No Brokers. Neither the Company, Seller, nor anyone acting on their behalf has directly or indirectly engaged the services of a broker or finder or other person who may be entitled to any brokerage fee or commission in connection with the transaction referenced herein.

                  3.21. No Guarantees. The Company is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser of checks received and deposited in the Ordinary Course of Business.

                  3.22. Company's Files. Buyer and its representatives have been given access to all books, records and files relating to the Company and its business, property rights, assets and liabilities.

                  3.23. No Misrepresentation. No representation or warranty made by Seller or the Company in this Agreement (including the Schedules attached hereto) or in any of the

Transaction Documents contains any untrue statement of a fact or omits to state a fact necessary to make the statements herein and therein not false or misleading in light of the circumstances in which they are made.



                                   ARTICLE 4:
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller and the Company as follows:

                  4.1. Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to perform its obligations under this Agreement.

                  4.2. Authority and Binding Effect. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and all of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the Purchase by Buyer have been duly authorized by all necessary corporate action and will neither contravene nor violate the Articles of Incorporation or Bylaws of Buyer. This Agreement constitutes, and each of the Transaction Documents to which it is a party when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligation of Buyer, enforceable against it in accordance with their terms.


                                   ARTICLE 5:
                                CERTAIN COVENANTS

                  5.1. Election of Board of Directors Immediately after consummation of the Purchase, Seller and Buyer shall each execute and deliver, and the Company shall accept and include in its minute book and otherwise give effect to, a unanimous consent of shareholders to (i) establish the number of directors of the Company to be eight and (ii) elect a new Board of Directors of the Company consisting of five persons nominated by Buyer (initially, Mark Heitz, Steve Hinrichs, Al Atha, Tom Fogt and Mike Miller) and three persons nominated by Seller (initially, Dan Speight, Charles Daniel and Kevin Tweddle). Thereafter with respect to elections of directors and for so long as Seller shall own at least 10% of the outstanding shares of Common Stock, Buyer shall be entitled to nominate five directors, and Seller shall be entitled to nominate three directors, and Buyer and Seller shall each vote their shares of Common Stock in favor of those nominated to effect their election. In the event that a director resigns, is removed, dies or becomes disabled and is no longer able to serve, then the party nominating such director shall be entitled to name a new director to fill such vacancy for the unexpired remaining term.

                  5.2.    Rights and Restrictions Concerning Seller Shares

                          (a) Right of First Refusal. In the event that (i) Seller desires to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of any of the Seller Shares (a "Transfer of Seller Shares") during the ten-year period beginning on the date hereof and ending ten years after the date hereof (the "Refusal Period") and (ii) a third party makes a bona fide offer (an "Offer") for such Seller Shares, Seller shall first offer the Seller Shares to Buyer on the same terms and conditions as the Offer received. The terms and conditions of any Offers received shall be set forth in writing, and a copy of such Offer shall promptly be provided by Seller to Buyer, together with reasonable financial and business information concerning the proposed purchaser(s). Buyer shall then have thirty (30) days from the date a copy of the Offer is delivered (the "Option Exercise Period") in which to advise Seller in writing whether it elects to purchase the Seller Shares on the terms and conditions of such Offer. If Buyer does not timely elect to purchase the Seller Shares covered by the Offer, then such Seller Shares may be sold to the third party on the terms of the Offer for a period of twenty (20) days after expiration of the Option Exercise Period and such third party shall not be bound by the terms of this Agreement with respect to such Seller Shares; provided however, that if Seller desires to sell for a lesser price, or on terms more favorable to the purchaser, or after the 20-day period, then a new written Offer shall be submitted to Buyer in the same manner and subject to Buyer's right of refusal again as provided herein.

                          (b) No Transfer of Seller Stock to Third Party. Seller shall not engage in, nor shall the Company permit recordation on its books of, any Transfer of Seller Shares during the Refusal Period without full compliance with the provisions of this Agreement. Any Transfer of Seller Shares in violation of this Agreement shall be void.

                          (c) Put Right. If in the future Seller is not permitted under then applicable laws, rules, regulations and approvals to maintain its ownership of all of the Seller Shares held by Seller on the Closing Date, Seller shall have the right to require Buyer to purchase all or a portion of such shares (the "Put Shares") on a date not less than 90 days after the date Seller gives notice to that effect to Buyer. The purchase price per share for the Put Shares shall be an amount equal to 1.2 times the book value per share of the Put Shares as reflected in the regularly prepared financial statements of the Company or, if such book value is in dispute, as determined by an independent auditor mutually acceptable to Buyer and Seller.

                          (d) Share Rights and Legend. Seller shall be entitled to vote the Seller Shares and receive dividends on the Seller Shares, and shall have all other rights of a shareholder during the Refusal Period and prior to any permitted Transfer of Seller Shares done in conformity with the provisions of this Agreement. Any shares of Company Stock hereafter acquired by Seller during the Refusal Period shall also be covered by this Agreement automatically. Seller shall submit the certificates representing the Seller Shares to the Company, and the Company shall place the following legend on the certificate(s) for Seller Shares issued to Seller:

                 "The shares represented by this certificate are subject to certain restrictions on transfer pursuant to the provisions of the Stock Purchase Agreement dated February 23, 2000 among American Investors Sales Group, Inc., Community Bank Marketing, Inc. and Community Financial Services, Inc. and may be transferred only in accordance with the provisions thereof."

                                   ARTICLE 6:
                              CONDITIONS TO CLOSING

                  6.1. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing of each of the following conditions unless Buyer shall have waived such satisfaction pursuant to Section 8.4:

                          (a) Each of the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing;

                          (b) On or prior to the Closing Date, Seller and the Company shall have performed and complied with all of the covenants set forth in this Agreement to be performed or complied with by them or it at or prior to the Closing Date;

                          (c) No Proceeding or regulation or legislation shall have been instituted, threatened in writing or proposed before, nor any Court Order issued by, any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damages (i) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Purchase, or (ii) which, in the reasonable judgment of Buyer, could have a material adverse effect on the Company, its business or the assets of the Company;

                          (d) The Company shall have delivered to Buyer a certificate issued by the Secretary of State of Georgia, evidencing the corporate good standing of the Company in Georgia as of a date not more than five (5) business days prior to the Closing Date;

                          (e) The Board of Directors of Buyer shall have approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                          (f) Seller shall have delivered to Buyer duplicate counterparts of the Distribution and Services Agreement in the form of
         Exhibit 6.1(f) hereto duly executed by The Bankers Bank, a Georgia banking corporation.

                  6.2. Conditions to Obligations of Seller. The obligations of Seller and the Company to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing of each of the following conditions unless the Company and Seller shall have waived such satisfaction pursuant to Section 8.4:

                          (a) Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing;

                          (b) On or prior to the Closing Date, Buyer shall have performed and complied with all of the covenants set forth in this Agreement to be performed or complied with by it at or prior to the Closing Date;

                          (c) There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any transactions contemplated by this Agreement;

                          (d) The Board of Directors of Seller and the Company shall have approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                          (e) Buyer shall have delivered to Seller duplicate counterparts of the Distribution and Services Agreement in the form of
         Exhibit 6.1(f) hereto duly executed by Buyer.


                                   ARTICLE 7:
                            INDEMNIFICATION; REMEDIES

                  7.1. Investigations; Survival of Warranties and Indemnification Obligations. The respective representations and warranties of Seller, the Company and Buyer contained herein or in any certificates or other documents delivered at the Closing are true, accurate and correct and shall not be deemed waived (except to the extent waived in writing pursuant to Section 8.4) or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Except to the extent set forth herein to the contrary, each and every such representation and warranty and indemnification obligation of any party hereunder shall survive until September 30, 2001; provided, however, that:

                          (a) all representations and warranties under Sections 3.1 [Organization and Good Standing], 3.2 [Authority and Binding Effect] and 3.3 [Capitalization and Share Ownership], and the provisions, covenants and obligations of Articles 5 [Certain Covenants], 7 [Indemnification; Remedies] and 8 [Miscellaneous] shall survive the Closing without expiration; and

                          (b) all representations and warranties under Sections 3.8 [Returns and Reports; Taxes] and 3.13 [Undisclosed Liabilities] shall survive the Closing for the applicable statute of limitations for matters thereunto arising, plus ninety (90) days.

Any claim made in accordance with Article 7 within the applicable survival period shall survive the Closing until finally resolved notwithstanding expiration of the applicable survival period.

                  7.2. Indemnification by Seller. Seller shall indemnify and hold harmless Buyer, the Company and their respective directors, officers, agents and attorneys (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons for, any loss, Liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' and accountants', consultants' and experts' fees and expenses that would not have otherwise been expended but for the breach) whether or not involving a third-party claim (collectively, "Damages") for which a claim is made prior to the expiration of the survival period, if any, under Section 7.1, arising from or based on any of the following:

                          (a) any inaccuracy or omission in any of the representations and warranties of Seller or the Company in this Agreement or in any document, agreement, instrument or certificate delivered by Seller at the Closing pursuant to this Agreement;

                          (b) any failure by Seller (or to the extent it is under Seller's control, the Company) to perform or comply with any agreement or covenant in this Agreement, or under any document, agreement, instrument or certificate delivered at the Closing by Seller pursuant to this Agreement.

Seller agrees that it shall have no rights of any nature whatsoever against the Company from any and all claims arising out of, in connection with or relating to the assertion by an Indemnified Person of a right to indemnification.

                  7.3. Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and shall reimburse it for any Damages for which a claim is made prior to the expiration of the survival period, if any, under Section 7.1, arising from or based on any of the following:

                          (a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement or in any document, agreement, instrument or certificate delivered by Buyer at the Closing pursuant to this Agreement, or

                          (b) any failure by Buyer (or to the extent it is under Buyer's control, the Company) to perform or comply with any agreement or covenant in this Agreement or under any document, agreement, instrument, or certificate delivered at the Closing by Buyer pursuant to this Agreement.

                  7.4.    Notice of Claim; Payment.

                          (a) Notice. In the event that any party hereunder determines that it is entitled to an indemnity payment pursuant to this
         Article 7, such party shall deliver a written notice to the indemnifying party.

                          (b) Disputed Claim. If the indemnifying party disputes all or any portion of the claim, the indemnifying party must provide written notice of its objection (detailing the objection) to the indemnified party within fifteen (15) business days after the receipt of the claim from the indemnified party (an "Objected Claim").

                          (c) Interest on Unpaid Claims. If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party or parties shall pay the indemnified party or parties interest on the unpaid amount of the obligation, at the fluctuating rate per annum announced in The Wall Street Journal as the prime rate on the Closing Date, for each day from the date the amount was originally due until payment in full.

                  7.5. Construction. The parties intend that each representation, warranty and covenant herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant, as the case may be.

                  7.6.    Limitations on Indemnity.

                          (a) Tipping Basket. No indemnification payments shall be payable pursuant to the indemnification obligations of Seller pursuant to Section 7.2 or the indemnification obligations of Buyer pursuant to Section 7.3, respectively, unless the total aggregate indemnification obligations under either such Section, as applicable to the indemnifying party, exceeds $50,000 (the "Threshold Amount"). Once the Threshold Amount is satisfied against an indemnifying party, the indemnifying party shall pay to the indemnified party the Threshold Amount plus the amount of all indemnification obligations in excess of the Threshold Amount, subject to the provisions of Section 7.6(b) below.

                          (b) Maximum. The maximum amount of Damages payable by Buyer on one hand, and Seller, on the other hand, under this Article 7 shall be the Seller Purchase Price.



                                   ARTICLE 8:
                                  MISCELLANEOUS

                  8.1. Payment of Expenses. Except as otherwise specifically provided herein, each of Seller, the Company and Buyer will pay all legal, accounting, investment banking and other fees and expenses which such party incurs in connection with this Agreement and the transactions contemplated hereby.

                  8.2. Announcements. No party to this Agreement shall make any announcement in connection with the Purchase that has not been previously approved in writing by Buyer and Seller, except for such announcement that it reasonably deems advisable or appropriate in connection with its responsibilities under the applicable securities laws.

                  8.3. Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, except that Buyer may assign this Agreement to any direct or indirect wholly-owned affiliate of AmVestors.

                  8.4. Waivers. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

                  8.5. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by registered or certified mail, postage prepaid, or by Federal Express or other express delivery service as follows:


              If to Buyer, to:

              American Investors Sales Group, Inc.
              555 S. Kansas Avenue
              Topeka, KS 66601
              Attention:  Michael Miller

              with a copy to:

              Bryan Cave LLP
              1200 Main Street, 35th Floor
              Kansas City, MO 64105
              Attention:  Morris K. Withers, Esq.

              If to the Company, to:

              Community Bank Marketing, Inc.
              2410 Paces Summit
              Atlanta, GA 30339
              Attention: Charles R. Daniel

              If to Seller, to:

              Community Financial Services, Inc.
              2410 Paces Summit
              Atlanta, GA 30339
              Attention: Kevin M. Tweddle

              with a copy to:

              Morris, Manning & Martin, LLP
              1600 Atlanta Financial Center
              3343 Peachtree Road, N.E.
              Atlanta, GA 30326
              Attention: T. Daniel Brannan, Esq.


or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if mailed, three business days after the date so mailed, or if sent by Federal Express or express delivery service, when received by the addressee.

                  8.6. Kansas Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of Kansas without regard to the conflicts of law provisions thereof.

                  8.7. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, legal representatives, successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

                  8.8. Entire Agreement; Amendments. This Agreement, together with any documents referred to herein, sets forth the entire agreement of the parties hereto with respect to transactions contemplated hereby and supersedes and replaces any prior written or oral agreements relating thereto. This Agreement may only be amended or modified by a subsequently dated writing signed by all parties hereto.

                  8.9. Schedules and Exhibits. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. An item disclosed in a Schedule in response to one Section or subsection of this Agreement shall not be deemed disclosed in response to any other Section or subsection unless otherwise specifically provided in this Agreement.

                  8.10. Cooperation. Subject to the provisions hereof, the parties hereto shall use commercially reasonable efforts to take or cause to be taken such actions to execute and deliver or cause to be delivered such additional documents and instruments, and to do or cause to be done all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

                  8.11. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  8.13. Representation By Counsel; Interpretation. The parties hereto each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

                  8.14. No Contribution; Indemnity. Seller shall have no right of contribution, indemnity or other similar right against the Company whatsoever with regard to this Agreement or amounts payable thereunder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by persons thereunto duly authorized as of the date first written above.


                                    COMPANY:

                                    COMMUNITY BANK MARKETING, INC.

                                    By:  s/ Charles R. Daniel
                                         ------------------------------------
                                    Title:  President


                                    BUYER:

                                    AMERICAN INVESTORS SALES GROUP, INC.:

                                    By:  s/ Mark V. Heitz
                                         ------------------------------------
                                    Title:  President and CEO

                                    SELLER:

                                    COMMUNITY FINANCIAL SERVICES, INC.

                                    By:  s/ Kevin Tweedle
                                         ------------------------------------
                                    Title:  Secretary